UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Pine Street
New York, New York 10270

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 22, 2008, a retention program of American International Group, Inc. (“AIG”) became effective. The program applies to approximately 130 executives and consists of cash awards payable 60 percent in December 2008 and 40 percent in December 2009. Named executive officer Jay Wintrob is receiving an award of $3,000,000.
     On September 25, 2008, named executive officer Robert M. Sandler retired from AIG following a change in his position. Mr. Sandler, age 66, had been employed by AIG for over 39 years.
     In connection with his retirement, AIG entered into an agreement and release with Mr. Sandler that implements the retirement benefits of AIG’s long-term compensation plans and provides the separation pay and other benefits to which AIG executives are entitled under AIG’s Executive Severance Plan for terminations without cause. These benefits include a payment of a total of $2,514,168 in separation pay, payable over 2 years.
     AIG’s Amended and Restated Executive Severance Plan and Mr. Sandler’s agreement and release with AIG are attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 10.1	American International Group, Inc. Amended and Restated Executive Severance Plan.

Exhibit 10.2	Letter Agreement, dated as of September 25, 2008, between Robert M. Sandler and AIG.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2008	AMERICAN INTERNATIONAL GROUP, INC. (Registrant) By: /s/ Kathleen E. Shannon Name: Kathleen E. Shannon Title: Senior Vice President and Secretary